UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007 (January 30, 2007)

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33061	94-2873391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers. On February 1, 2007, Wind River Systems, Inc. (“Wind River” or the “Company”) announced the departures of Mr. Michael W. Zellner from his role as Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary (principal financial officer), effective February 15, 2007, and Mr. Robert L. Wheaton from his role as Vice President, Worldwide Field Operations (a named executive officer), effective January 31, 2007.

(c) Appointment of Certain Officers. On January 30, 2007, the following officers of the Company were appointed by the Company’s Board of Directors:

-	Mr. Ian Halifax was appointed the Company’s Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary (principal financial officer), effective February 26, 2007;

-	Mr. Barry Mainz, the Company’s current Vice President, Worldwide Customer Support, was appointed the Company’s Chief Operating Officer (principal operating officer) effective February 1, 2007; and

-	Ms. Jane Bone, the Company’s current Vice President, Finance, and Corporate Controller, was appointed the Company’s Chief Accounting Officer (principal accounting officer), effective February 1, 2007.

Mr. Halifax. From January 2005 until February 2006, Mr. Halifax, 46, served as Chief Financial Officer of Micromuse, Inc, a provider of business and service assurance solutions to telecommunications companies, financial organizations and governmental institutions. Following IBM Corporation’s acquisition of Micromuse in February 2006, Mr. Halifax served as a Transition Executive in IBM’s Tivoli Software unit until February 2007. From October 1999 to January 2005, he was Chief Financial Officer and Secretary at Macrovision Corporation, a developer and licensor of copy protection, electronic licensing and digital rights management technologies to entertainment content owners and distributors, consumer electronics manufacturers and software publishers. Mr. Halifax is a Certified Public Accountant and a Certified Management Accountant.

Mr. Halifax’s employment will be at-will. He will receive an annual base salary of $350,000 per year and his target bonus opportunity for fiscal year 2008 will be 50% of his annual base salary. He will also receive a stock option grant for 425,000 shares of the Company’s Common Stock. In the event Mr. Halifax’s employment is terminated without cause, or he voluntarily terminates his employment for good reason, he is entitled to twelve (12) months base salary plus one hundred percent (100%) of his actual bonus for the prior fiscal year and one (1) year of accelerated vesting of all stock options. He is also entitled to participate in the Company’s Executive Officers’ Change of Control Incentive Plan and the Company’s Vice-Presidents’ Severance Benefit Plan, as amended. Mr. Halifax must enter into a release of claims with the Company before he is entitled to receive such benefits.

Mr. Mainz. Mr. Mainz, 42, joined Wind River in June 2005 and, prior to his appointment as Chief Operating Officer, most recently served as its Vice President, Worldwide Customer Operations. From 1999 until he joined Wind River, Mr. Mainz served as Vice President, Corporate Sales Division, for Mercury Interactive Corporation. Mr. Mainz’s employment will be at-will. In connection with his appointment as Chief Operating Officer, Mr. Mainz’s annual base salary will be $250,000 per year and his target bonus opportunity for fiscal year 2008 will be 70% of his annual base salary.

Ms. Bone. Prior to her appointment as Chief Accounting Officer, Ms. Bone, 41, served as the Company’s Corporate Controller since 2000 and, in addition, as Vice President, Finance, since 2005. Ms. Bone joined Wind River as part of its acquisition in February 2000 of Integrated Systems, Inc., where she spent three years serving as the European and International Controller. Ms. Bone’s employment will be at-will. In connection with her appointment as Chief Accounting Officer, Ms. Bone’s annual base salary will be $250,000 per year and her target bonus opportunity for fiscal year 2008 will be 40% of her annual base salary.

(e) Compensatory Arrangements of Certain Officers. On January 30, 2007, the Company’s Board of Directors promoted Scot K. Morrison (a named executive officer) to Senior Vice President of Engineering, effective as of February 1, 2007. In connection with this promotion, Mr. Morrison’s annual base salary will be increased to $300,000 and his target bonus opportunity for fiscal year 2008 will remain at 50% of his annual base salary.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Offer Letter between Wind River Systems, Inc. and Ian Halifax, dated January 30, 2007

10.2	Wind River Systems, Inc. Vice Presidents’ Severance Benefit Plan, amended and restated effective as of July 8, 2003 (incorporated by reference to the registrant’s Form 10-Q filed with the Securities and Exchange Commission on September 12, 2003)

10.3	Executive Officers’ Change of Control Incentive Plan (incorporated by reference to Exhibit 10.13 to the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 21, 1998)

99.1	Text of Press Release issued by Wind River Systems, Inc. dated February 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2007	WIND RIVER SYSTEMS, INC.

	By:	/s/ Kenneth R. Klein
Kenneth R. Klein
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter between Wind River Systems, Inc. and Ian Halifax, dated January 30, 2007

10.2	Wind River Systems, Inc. Vice Presidents’ Severance Benefit Plan, amended and restated effective as of July 8, 2003 (incorporated by reference to the registrant’s Form 10-Q filed with the Securities and Exchange Commission on September 12, 2003)

10.3	Executive Officers’ Change of Control Incentive Plan (incorporated by reference to Exhibit 10.13 to the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 21, 1998)

99.1	Text of Press Release issued by Wind River Systems, Inc. dated February 1, 2007